Confidential Treatment Requested

Exhibit 10.20

CONSULTANT SERVICES AND
CONFIDENTIALITY AGREEMENT

This Consultant Services and Confidentiality Agreement (the “Agreement”) is made and entered into as of the 18th day of July, 2005 (the “Effective Date”) by and between Obagi Medical Products, Inc., a Delaware corporation (“OMP” or “Company”) and Jose Ramirez and JR Chem LLC (“JR” or “Consultant”).

Recitals

WHEREAS, Consultant is being engaged to perform certain services for Company as described in this Agreement in exchange for the compensation set forth herein.

WHEREAS, in performing the services, Consultant will be involved with and have access to information and materials of a highly sensitive nature which must be carefully protected for Company’s success including, without limitation, certain confidential information and trade secrets of Company.

WHEREAS, Company and Consultant desire to define the rights and obligations between the parties with respect to the subject matter hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Consultant agree as follows:

1.                         Terms and Conditions of Consultant Engagement.

(a) Term. Consultant shall commence providing services on January 1, 2005, for a period of five (5) years (the “Initial Term”). If the parties mutually agree in writing, within sixty (60) days prior to the expiration of the then-current term, the Initial Term may be extended for up to two, one-year renewal terms (each a “Renewal Term”).

(b) Service. Consulting services (the “Services”) will include such activities as product formulation, product development and regulatory work and such other services as reasonably requested by Company, as well as the provision of sound scientific support of marketing claims, research related to publications or presentations resulting from clinical studies, alternative manufacturing site sourcing or rectification of manufacturing processes or practices as they relate to quality and such other projects and activities as reasonably requested by Company from time to time. The Services may be more specifically defined in various Statements of Work from time to time which shall become a part of this Agreement and are hereby incorporated herein by this reference. In the event of a conflict between the terms of this Agreement and the Statement of Work, the Statement of Work shall control. The results of the Services shall be referred to herein as “Work.” Consultant agrees to do the following as part of the Services:

(i) Consultant shall participate in such meetings as are reasonably requested by Company from time to time.

(ii) Consultant shall cooperate in good faith toward the development of the requirements and deliverables for various Company projects (“Projects”) and related Company project plan timeline (“Projects Plans”).

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

(iii) Consultant shall use its commercially reasonable efforts to undertake and complete each Project in accordance with, and substantially on the schedule specified in, the applicable Project Plan and provide tangible embodiments of the various deliverables as defined in the Project Plans including, without limitation, progress reports, formulations, methods, techniques, know-how, ideas or inventions.

(iv) Unless otherwise provided all deliverables under any Project are subject to acceptance by Company using reasonable commercial judgment.

(v) Consultant shall provide such technical support and training as Company may request from time to time.

(c) Conflict of Interest Prohibited. It is also understood that, during the Initial Term and any Renewal Term(s) of this Agreement, Consultant may not consult, work or serve in any capacity for (1) another person or entity which intends to operate or does operate in any business in competition with the Company (“Competitor”)or (2) any past, current or future customer of the Company (“Customer”) to work in a field of work: (i) similar to the Services, Skin Healthcare, or dermatology, aesthetic procedures, and/or plastic surgery; (ii) related to technology similar to the Company’s technology or (iii) that could result in disclosure of Company’s Confidential Information. Notwithstanding the foregoing, if OMP is offered the option to pursue an Other Invention (as hereinafter defined) by Consultant but refuses to obtain rights in such Other Invention in accordance with this Agreement, then Consultant shall be free to pursue that specific Other Invent (but not anything beyond) with such third party as it chooses so long as: (i) such third party is not a Customer or Competitor, and (ii) at all times Consultant strictly observes all obligations hereunder including, without limitation, obligations of confidentiality. Not withstanding the foregoing, it will not be a conflict of interest for Consultant to continue to work with any person or entity with which Consultant is currently working.

(d) Means and Methods. The Consultant agrees to furnish personal services as provided herein as an independent contractor using Consultant’s own means and methods.

(e) Compensation. During the term of this Agreement and subject to the terms and conditions hereof, the Company shall pay to Consultant for Services a fee which is the total of time worked at the agreed to service rates ([***] per day and which will be adjusted annually for cost of living increases as determined by the United States Consumer Price Index) as provided by Consultant as they are incurred, consistent with the historical practice of the parties, in a detailed invoice and subject to Company's reasonable acceptance; the sum of said invoices shall at a minimum be equal to US$100,000 per year (“Minimum Amount”). Company will pay the invoiced amount within thirty (30) days from receipt of the invoice. The payment herein provided shall constitute full payment for Consultant's Services to the Company during the term of this Agreement, and Consultant shall not receive any additional benefits or compensation for consulting services, except that the Company will reimburse Consultant for reasonable and customary expenses incurred at the Company's request in connection with such consulting. All such costs and expenses shall be itemized in a statement and each statement shall be accompanied by substantiating bills or vouchers. The Consultant must obtain prior authorization for any expenses which Consultant reasonably expects to exceed one thousand dollars ($1000.00). The Company will not reimburse Consultant for basic office expenses, including, but not limited to, meals, office space, equipment, telephone, postage, copying, stationary, business cards.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

(f) Consultant Responsible for Taxes and Indemnification. Without limiting any of the foregoing, Consultant agrees to accept exclusive liability for the payment of taxes or contributions for unemployment insurance or old age pensions or annuities or social security payments which are measured by the wages, salaries or other remuneration paid to Consultant, if any, and to reimburse and indemnify the Company for such taxes or contributions or penalties which the Company may be compelled to pay. The Consultant also agrees to comply with all valid administrative regulations respecting the assumption of liability for such taxes and contributions.

(g) Company Buy-Out Option. Company may buy-out the Consultant’s service obligation (the “Buy-Out Option”) for the then-current term as follows: the present value of [***] of the then remaining Minimum Amount for Services not yet incurred; and the present value of any remaining royalty obligations at a fair value as reasonably and in good faith agreed to by the parties based on historic royalties and reasonable good faith estimates of future royalties. In the event that the Company's stock becomes publicly traded, at the sole option of Company's Board of Directors, Company may make such buy-out payment by offering stock or a combination of stock and cash at a fair market valuation and terms subject to Company's Board approval.

(h) Termination by Death. This Agreement shall automatically terminate upon Consultant’s death. In such event, the Company shall be obligated to pay Consultant’s estate or beneficiaries only the accrued but unpaid fees and expenses due as of the date of death and any royalty obligations that continue after the termination of the Agreement.

(i) Termination by Notice. This Agreement is terminable by the Company, without triggering the Buy-Out Option, effective upon thirty (30) days’ notice to Consultant for any violation by Consultant of any provision of this Agreement, unless Consultant is able to cure such violation within the notice period. Subject to the Buy-Out Option, this Agreement is terminable for convenience by the Company at any time in its sole and absolute discretion, effective upon thirty (30) days’ notice to Consultant. If the Company exercises its right to terminate the Agreement, any obligation, except for royalty obligations, it may otherwise have under this Agreement shall cease immediately. The Consultant’s obligations pursuant to Section 1(c) (conflict of interest prohibition) of this Agreement shall continue, however, beyond the termination of this Agreement for the duration of its term. The Consultant’s obligation pursuant to Sections 2, 3, 4, 5, 9, 10, 12 and 13 of this Agreement shall continue in perpetuity.

(j) Immediate Termination. Company may immediately terminate this Agreement without triggering the Buy-Out Option: (1) if Consultant is convicted of a felony or another crime involving material harm to the standing or reputation of the Company; (2) for Consultant’s nonfeasance or willful misconduct in the performance of Consultant’s duties for the Company; (3) for conduct by Consultant which brings the Company into public disgrace or disrepute, including, without limitation, dishonesty and fraud; or (4) if Consultant shall have been continuously inattentive to Consultant’s duties after written notice of the same.

2.                         Company Confidential Information. Consultant agrees and acknowledges that information and materials disclosed to or produced to Consultant by Company in written, oral, magnetic, photographic, optical or other form whether now existing or developed or created during the period of Consultant’s employment or engagement with Company are proprietary to Company and are highly sensitive in nature and “Confidential Information” means any proprietary information (including, without limit, patents, copyrights, trade secrets, trademarks, service marks, and the like), technical data, trade secrets, methods, techniques, know-how of Company or its licensors and the Inventions (as hereinafter defined), including, but not limited to, research, product

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

plans, products, services, suppliers, employee lists and employees, customers lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, manufacturing information and procedures, marketing, finances, budgets or other business information disclosed either directly or indirectly. All materials or information provided by Company to Consultant that Company deems to be confidential shall be clearly marked “Confidential” in writing by Company. Confidential Information does not include information which: (i) is known to Consultant at the time of disclosure to Consultant by Company as evidenced by Consultant’s written records, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

3.                         Consultant Obligations As To Confidential Information. During Consultant’s engagement by Company, Consultant will have access to the Confidential Information and will occupy a position of trust and confidence regarding Company’s affairs and business. Consultant agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information:

(a) Non-Disclosure. During and at all times after Consultant’s engagement with Company, except to the extent specifically provided in this Agreement, Consultant shall: (i) not use, disclose or otherwise permit any person or entity access to any of the Confidential Information or any notes, compilations, analyses, studies, interpretations or any other documents or other embodiment prepared by Consultant that is comprised of or includes any portion of the Confidential Information (“Notes”); (ii) only use the Confidential Information for the benefit of the Company and not for any other person or entity whatsoever; (iii) not copy or reproduce any Confidential Information without the express prior written consent of the Company; (iv) not use the Confidential Information to compete with or cause detriment to the Company; (v) not, either directly or indirectly, or through a third party, copy or use the Confidential Information, or a derivative thereof, to create any product that is functionally, visually, or otherwise substantially similar to a work or product or products of the Company, or to create a derivative thereof; (vi) not, either directly or indirectly, or through a third party, reverse engineer, any of the Confidential Information, (vii) not remove any copyright or proprietary rights notice attached to or included in any Confidential Information, and reproduce on each copy of the Confidential Information, or part thereof, the same proprietary notices or legends which appear on the original copy of the Confidential Information provided hereunder; and (viii) not disclose the existence of or any provisions of this Agreement Consultant understands that the Confidential Information is and shall remain the property of Company and that Consultant is not allowed to sell, license or otherwise exploit any products or services which embody in whole or in part any Confidential Information.

(b) Prevent Disclosure. Consultant will take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities. Consultant shall immediately notify Company of any information which comes to its attention which might indicate that there has been a loss of confidentiality of the Confidential Information. In such event, Consultant shall take all reasonable steps within Consultant’s power to limit the scope of such loss of confidentiality.

(c) Abide by Company’s Restrictions. Consultant will treat as confidential and proprietary any third party information in accordance with Company’s reasonable instructions to Consultant.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

(d) Return All Materials. Upon termination of Consultant’s engagement with Company for any reason whatsoever, or at any time Company may so request, Consultant will deliver to Company any and all materials embodying any Confidential Information, including, without limitation, any documentation, records, listings, designs, Notes, notebooks, data, flowcharts, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment and similar repositories of Confidential Information which in any way relate to the Confidential Information including, without limitation, all copies, summaries, records, descriptions, modifications, drawings or adaptations of such materials, which Consultant may then possess or have under its control. Concurrently with the return of the aforementioned proprietary materials to Company, Consultant shall deliver to Company a certificate of Consultant certifying that all such materials have been returned to Company. All covenants and agreements of Consultant herein shall survive the return of such materials. Consultant further agrees that upon termination of this Agreement, Consultant shall not retain any document, data or other material of any description containing any Confidential Information or proprietary materials of Company.

(e) No Solicitation by Consultant. During the period of Consultant’s engagement and for twelve (12) months after such engagement is terminated, Consultant will not directly or indirectly solicit any of Company’s employees for employment or engagement with a person or entity involved in marketing products or services competitive with Company.

(f) Additional Restrictions on the Use of Confidential Information.

(i) Restriction. Except as specifically provided for in this Agreement, Consultant agrees and covenants that because of the confidential and sensitive nature of the Confidential Information and because the use of, or even the appearance of the use of, the Confidential Information in certain circumstances may cause irreparable damage to Company and its reputation, or to customers of Company, Consultant shall not at any time, directly or indirectly, through any corporation or association in any business, enterprise or employment, develop, apply, invent, or use the Confidential Information, or otherwise derive from the Confidential Information a corresponding work, technology or product of any kind, including, without limitation, a corresponding work product or technology that is in any way similar to or competitive in the marketplace.

(ii) Scope. The parties agree that the marketplace for the Company’s products and technology and the geographic scope of Company’s use of the Confidential Information, products, and Services are and shall be worldwide and therefore the covenants restricting Consultant’s activities as provided in Section 3(f)(i) shall apply to all cities, counties and countries in which Company is doing business worldwide.

(iii) Judicial Modification. The parties agree and stipulate that the agreements and covenants contained in the preceding Sections 3(f)(i) and 3(f)(ii) are fair and reasonable in light of all of the facts and circumstances of the relationship between the parties; however, the parties are aware that in certain circumstances courts have refused to enforce certain restrictions of this type. Therefore, in furtherance of and not in derogation of the provision of Sections 3(f)(i) and 3(f)(ii), the parties agree that in the event a court should decline to enforce the provision of Section 3(f)(ii) or 3(f)(ii), then that Section or Sections shall be deemed to be modified to restrict Consultant’s competition with Company to the maximum extent, in both time and geography, which the court shall find enforceable; however, in no event shall the provision of the

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

preceding Section be deemed to be more restrictive to Consultant than those already contained in this Section 3(f).

(iv) Equitable Relief. Consultant’s obligations contained in this Section 3(f) are of a special and unique character which gives them a peculiar value to Company, and Company cannot be reasonably or adequately compensated in damages in an action at law in the event Consultant breaches such obligations. Consultant therefore expressly agrees that, in addition to any other rights or remedies Company may possess, Company shall be entitled to injunction or other equitable relief in the form of preliminary and permanent injunctions, without bond or other security unless required by law, in the event of any actual or threatened breach of such obligations by Consultant.

4.                         Ideas And Inventions. Consultant agrees to promptly disclose to Company all Consultant’s written work, ideas, concepts, know-how, techniques, processes, methods, inventions, discoveries, developments, Work, innovations and improvements conceived or made by Consultant, whether alone or with others, during Consultant’s engagement with Company and during the one (1) year period thereafter, and which either: (a) involve or are related to Company’s actual or demonstrably anticipated research or development; (b) incorporate or are based on, in whole or in part, any of the Confidential Information or other Company ideas; (c) involve or are related to the concepts listed in Exhibit B attached hereto; or (d) result from or in connection with the Services (the foregoing collectively “Inventions”). For the sake of clarity and for purposes of this Agreement, the term Inventions, as defined in this Section 4, is distinct and different from the meaning of Other Inventions in Section 7 of this Agreement. For further clarity, Inventions shall be assigned in accordance with this Section 4 and Other Inventions may be licensed in accordance with Section 7. Consultant hereby agrees to license all right title and interests in an to any and all Inventions including, without limitation, all intellectual property rights, industrial property rights or similar rights and the right to obtain such rights throughout the world. Consultant agrees to provide all assistance reasonably requested by Company in the preservation of its interests in the Inventions, such as by executing documents, testifying, and all similar activity, such assistance to be provided at Company’s expense. Consultant shall, at the expense of Company, assist Company or its nominees to obtain patents for such Inventions in any countries throughout the world. Such Inventions shall be the property of Company or its nominees, whether patented or not. For the purposes of this Agreement, an Invention is deemed to have been made during the term of Consultant’s engagement if the Invention was conceived or first actually reduced to practice during the term of such engagement.

5.                         Copyrights. Consultant agrees that any Work which is eligible for copyright protection in the United States or elsewhere shall be a work made for hire. If any such Work is deemed for any reason not to be a work made for hire, Consultant assigns all right, title and interest in the copyright in such Work, and all extensions and renewals thereof, to the Company, and agrees to provide all assistance reasonably requested by Company in the establishment, preservation and enforcement of its copyright in such Work, such assistance to be provided at Company’s expense but without any additional compensation to Consultant. Consultant agrees to waive all moral rights relating to the Work developed or produced, including, without limitation, any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

6.                         Conflicting Obligations And Rights. Prior to commencing any Work for Company, Consultant shall inform Company in writing of any apparent or potential conflict between Consultant’s Work for Company and (a) any obligations Consultant may have to preserve

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

the confidentiality of the proprietary information or materials of any other party, or (b) any rights Consultant claims to any patents, copyrights, trade secrets, or other discoveries, inventions, ideas, know-how, techniques, methods, processes or other proprietary information or materials. Otherwise, Company may conclude that no such conflict exists and Consultant agrees thereafter to make no such claim against Company. Company shall receive such disclosures in confidence. All such existing obligations and claims of Consultant, if any, as of the date of this Agreement are listed on Exhibit A attached hereto. Nothing herein shall constitute a transfer to Company of rights in any pre-existing invention or intellectual property owned by Consultant or on which Consultant is an inventor.

7.                         Right of First Refusal. As part of the consideration and as a material inducement for Company entering into this Agreement, Company shall have right of first refusal for the exclusive license of any and all inventions of Consultant that are patentable, copyrightable, or otherwise protectable by legal means in any jurisdiction throughout the world, developed or reduced to practice by Consultant during the term of this Agreement but not in connection with the Services and therefore not otherwise assigned to Company pursuant to Section 4 of this Agreement (“Other Invention”) for applications within Skin Healthcare [***]

“Skin Healthcare” is defined as any and all products or technologies which can be or are applied to the surface of skin (topically) for an indirect or direct effect on the skin or underlying tissues. Skin Healthcare shall also include any systemic applications whereby a previous topical application has been licensed. This would not apply to products or technologies involving direct application to internal tissues such as oral care, cardiovascular or orthopedic implants.

(a) Feasibility Plan and Evaluation Period. Within thirty (30) days of the date that Consultant provides Company with written notice of the Other Invention, the parties will in good faith negotiate, and Consultant shall not unreasonably withhold agreement, and agree upon a feasibility plan and a time table for carrying out such feasibility plan for the Other Invention (“Feasibility Plan”), which will include the necessary preclinical, proof of concept clinical and manufacturing feasibility studies, in order to evaluate the commercial value of such patents or other legally protectable right and each related product. Consultant agrees to cooperate and provide reasonable assistance in preparing the Feasibility Plan and provide company all technical information and know-how related to the Other Invention. All information generated during the Feasibility Plan shall be owned by the Company and subject to the terms of confidentially herein. As part of Company’s right of first refusal, Company shall have a minimum of six (6) months or longer as reasonably required by the feasibility plan time table to evaluate the Other Invention (“Evaluation Period”), commencing from the date of the mutually signed and agreed upon Feasibility Plan. Upon Company’s written request, the Evaluation Period may be extended as reasonably necessary to determine the feasibility of the product and accomplish the goals of the Feasibility Plan.

(b) Option. At the end of the Evaluation Period, including any extension thereof, Company may exercise its option (each an “Option”) by providing affirmative notification in writing of the exercise of its Option to the Other Invention. Upon Company’s exercise of an Option and with respect to the Other Invention evaluated, Consultant agrees to grant, subject to the royalty provisions of Section 8, below, an exclusive (even as to Consultant), worldwide license and right to use, research, develop, make or have made, modify or have modified, distribute or have distributed, import or have imported, sell, license and otherwise exploit the Other Invention including, without

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

limitation, any and all intellectual property rights therein throughout the world and the patent(s) and any products which fall under the patent(s) (“Licensed Rights”) to Company. Company shall not have the right to sublicense or transfer said license without the prior written approval of Consultant, which approval shall not be unreasonably withheld. For the purposes of this agreement, a change in control of the company, whether through merger with another entity, or the acquisition of or by another company, shall not constitute a sublicense or transfer of said license, and shall not require written approval of Consultant. As requested Consultant shall provide to Company all intellectual property related to the Other Invention and Licensed Rights including, without limitation, all know-how, ideas, notes, analysis, descriptions, formulas, methods and any tangible embodiments thereof (regardless of the form or format). In the event Company does not exercise the Option to obtain, after the expiration of the Evaluation Period, or extension thereof, the Licensed Rights, Consultant shall be free to pursue any other third party relationship with respect thereto.

(c) Patent Prosecution. Consultant agrees to, at its expense, prosecute, or cause to be prosecuted to allowance or final rejection, and reasonably maintain, in the United States and such other countries as Company may request from time to time, the patents and patent applications (or other similar rights throughout the world however called) Consultant in its sole discretion deems appropriate related to the Other Invention (“Other Invention Patent”). During the Evaluation Period Consultant shall notify Company in writing regarding all actions related to the Other Invention Patents and Company and Consultant shall discuss and mutually agree on the various activities and responses related thereto. Consultant shall reasonably pursue each such Other Invention Patent application to allowance. In the event Company exercises its Option with respect to any Other Invention, then Company shall at that point assume the expense of filing, prosecuting and maintaining any patent applications or patents relating to the Other Invention for which the Option was exercised After exercise of an Option relating to an Other Invention, Company shall pay all government fees required to obtain and keep in force any and all Other Invention Patents and applications therefor and shall submit evidence to Consultant that said government fees have been timely paid. In the event that Company decides not to prosecute, not to pay a government fee due on, or otherwise to abandon, any Other Invention Patent or application therefor within the in any country in which it is required to do so, Company shall send Consultant written notice of said decision at least ninety (90) days in advance of the action or payment due date. If Company decides not to prosecute, not to pay a government fee due on, or otherwise to abandon, a Other Invention Patent or application therefor in any country in which it is required to do so, Consultant shall have the option to take over such Other Invention Patents. If Consultant takes over such Other Invention Patent pursuant to the foregoing sentence, Consultant shall in its sole discretion thereafter be responsible for paying the costs and expenses associated with prosecuting and maintaining such Other Invention Patent or application therefor. As set forth in Section 8, below, Company’s obligation to pay royalties may be reduced, but is not relieved by the absence of an issued patent in any particular country.

(d) Product Development Plan. Commencing on the date that Company exercises an Option and Consultant licenses the Licensed Rights, a product development plan (“Product Development Plan”) with estimated costs and timelines will be completed within sixty (60) days by Company for the development and commercialization of each product. Subject to the R&D Chargeback, Company agrees to solely bear the full cost and responsibility for all evaluation expenses, product development, clinical assessments, commercial preparation, patent protection and related patent expenses, consulting costs.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

8.                         Royalty. As consideration for the Licensed Rights, Company will pay a royalty for the successful commercialization of products developed or identified by Consultant within the scope of this Agreement as follows:

(a) Products developed or licensed by Company. For new products sold by Company based on the Licensed Rights pursuant to this Agreement, Company will pay royalties as follows:

(i) Developed, marketed and sold by Company. Where Company develops, markets and sells new products based on the Licensed Rights, Company will pay a tiered royalty based on annual Net Sales, with the maximum royalty paid per product, capped at $5.0 million per year. Such royalty will be in effect with the date of first commercial product sale of each resulting new Company product. The tiered royalty payable by Company for each new product shall be 3% on annual Net Sales from $0.00 - $50,000,000.00; 4% on annual Net Sales from $50,000,000.01 to $74,999,999; and 5% on annual Net Sales above $75,000,000.

“Net Sales” shall mean gross payments received by OMP from the sale of new products subject to the Licensed Rights actually sold less discounts, allowances, rebates, cash discounts, returns, samples, bad debt, sales and excise taxes, other consumption taxes, customs duties, shipping costs, handling costs, insurance costs, chargebacks and other amounts paid on sale or distribution.

(ii) R&D Chargeback. The parties agree that [***] of the research and development expenses incurred by Company in the development of each of the products under this Agreement shall be credited against future royalty payments (“R&D Chargeback”) as set forth in this section. The amount of the R&D Chargeback shall include development expenses paid to Consultant for Services in connection with the Licensed Product. For purposes of clarification no marketing, advertising, selling and or other associated expenses shall be included in the R&D Chargeback.

The R&D Chargeback which will be credited against all future royalty payments shall be applied at a rate of [***] of the royalty until the R&D chargeback is completely repatriated. At no time shall the R&D chargeback exceed [***] of any one royalty payment.

In the event a patent does not issue from the US Patent and Trademark Office on a product in which the Company has exercised its option, with substantially the same protection as filed, the applicable royalty at the time patent rejection notification is received by the Company, shall be reduced by [***] effective immediately and shall continue at [***] of the otherwise obligated royalty payment for as long as the product is exclusively sold by Company. In the event there is direct competition, and Company wishes to sell said products non-exclusively, the Licensed Rights granted herein and any royalty obligations for that product shall terminate and Consultant may enter into any non-exclusive relationship with Company or any third party to make, distribute, market or sell competitive products. For the purpose of this section, “competitive product” shall mean a product that performs substantially the same function, for substantially the same indication, in substantially the same manner, and in Company's reasonable judgment has the potential to violate the Licensed Rights.

(iii) Company Out-Sourced License. For all Licensed Rights that Company successfully licenses to third parties related to sales and distribution, and for which Company receives a only a license fee or royalty, Company will pay a royalty payment to Consultant equal to

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

[***] of the Net Royalty (“Net Royalty” shall mean gross royalty actually paid minus costs of the licensing, including licensing fees and expenses, costs of managing the relationship, payment flows, audits, and general overhead) received by Company, for the license to the Assigned Patent capped at a maximum payment of [***] million per year for the life of such patents. To clarify, this provision does not apply to distributors generally but only where the only compensation received by Company is a royalty.

(iv) The parties agree that [***] of the research and development expenses incurred by Company in the procurement of the Company Out-Sourced License under this Agreement shall be credited against future royalty payments (“R&D Chargeback”) as set forth in this section. The amount of the R&D Chargeback shall include expenses paid to Consultant for Services in connection with procurement of the Company Out-Sourced License. For purposes of clarification no marketing, advertising, selling and or other associated expenses shall be included in the R&D Chargeback. The R&D Chargeback which will be credited against all future royalty payments shall be applied at a rate of [***] of the royalty until the R&D chargeback is completely repatriated. At no time shall the R&D chargeback exceed [***] of any one royalty payment.

(v) Non-related uses: For any Licensed Rights for which Consultant has commercial opportunities which are not related to: (i) Skin Healthcare; (ii) dermatology, aesthetic procedures, and/or plastic surgery, the respective patent; (iii) any indication or use of a then current or planned Company product; or (iv) not within the then current scope of business of Company or Company product roadmap, and provided that Company agrees in writing that such commercial opportunity qualifies as a non-related use according to the foregoing (signed by the then current president or CEO of Company), then Company shall grant back to Consultant a limited license under its exclusive Licensed Rights, in form and substance reasonably acceptable to Company (including, without limitation, liability limits for Company, monitoring rights of Company, indemnification of Company, and representations and warranties of Consultant) that provides that Consultant shall have the right to a free, perpetual, exclusive license to such intellectual property but only for the pursuit of such specific non-related commercial use as are mutually agreed in writing. Consultant shall pursue any such commercialization at its own cost and to its own benefit and Company shall have no obligation to provide any financial support to patent prosecution or protection for said patents and or products.

(b) Third party patented products and licensing services.

If and to the extent that Consultant identifies a third party patent or patent application licensing opportunity and assists Company in negotiations and other activities that lead to a third party license and successful commercialization of a new product, Company will pay Consultant a [***] royalty on the Net Sales of such new Company products for the life of the third party license.

In the event the third party's patent application becomes irrevocably abandoned and cannot possibly issue or there is no possibility that a third party patent will ever issue with claims that read on a product marketed by Company, the applicable royalty payable to Consultant at that time shall be reduced by [***] and shall continue at [***] of the otherwise obligated royalty payment for the life of the third party license.

9.                         Solicitation And Consultant Restrictions. In consideration of the disclosure of Confidential Information of Company to Consultant, Consultant agrees that, during Consultant’s engagement and for a period of two (2) years following the end of Consultant’s engagement to

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

perform the Services, Consultant will not directly or indirectly (through a family member or any other person acting on their behalf, or otherwise); (i) be involved, directly or indirectly in the development of a product that is substantially similar to the Service or and Company product, or (ii) act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is engaged in any business of the same or substantially similar nature as, or in competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Consultant’s engagement. The foregoing restrictions are deemed reasonable by Consultant since Consultant agrees that the inadvertent use of Confidential Information in such circumstances would be inevitable. Notwithstanding the foregoing, if Consultant can prove to Company’s reasonable satisfaction that none of Company’s Confidential Information will be used, then the above restriction will not apply.

10.                  Remedies and Enforcement. No remedy conferred on Company by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given or now or later existing at law or in equity or by statute or otherwise. The election of one or more remedies by Company or Consultant shall not constitute a waiver of the right to pursue other available remedies. The failure of Company to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof.

11.                  Consultant Warranties. Consultant warrants that: (a) Consultant’s agreement to perform the Services does not violate any agreement or obligation between Consultant and any third party; (b) the Work as delivered to Company does not known or suspected to infringe any copyright, patent, trade secret or any other proprietary right held by any third party; (c) Consultant has obtained all necessary licenses, permits and other requisite authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted; (e) Consultant has the right, without the consent of any other person or entity, to enter into this Agreement and assign rights as set forth herein, grant the Option and the Licensed Rights; and (c) Consultant has not assigned and/or granted licenses to any intellectual property covered by this Agreement including, without limitation, the Work, Inventions, Other Inventions, Other Invention Patents or Licensed Rights to any other person or entity that would restrict the rights granted hereunder. Without limiting the foregoing, Consultant specifically represents and warrants to Company that Consultant’s performance of all the terms of this Agreement does not and will not knowingly breach any agreement to keep in confidence proprietary information or trade secrets acquired by Consultant in confidence or in trust prior to its engagement by Company, and Consultant will not disclose to Company, or induce Company to use, any confidential or proprietary information or material belonging to others. Consultant agrees not to enter into any agreement, either written or oral, in conflict with this Agreement.

12.                  Indemnification.

(a) Indemnification by Consultant. Consultant shall, at its own expense, defend, indemnify and hold harmless Company and its employees, officers, directors, licensees and agents from and against any and all liabilities, claims, actions, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) relating to or arising out of (i) allegations that any intellectual property covered by this Agreement including, without limitation, the Work, Inventions, Other Inventions, Other Invention Patents or Licensed Rights (or any portions thereof), or the use thereof, or the exercise of any of the rights granted to Company under this Agreement, intentionally infringes upon or misappropriates the rights of any third party; or (ii) Consultant’s actual or alleged: (a) intentional infringement of any United States or foreign patent,

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

foreign letters patent, license, trademark, copyright, trade secret or any other proprietary right; (b) breach of this Agreement, any other agreement or the inaccuracy of any Consultant representation herein; (c) violation of any law, statute, ordinance, order, rule or regulation; or (d) act or omission in connection with the performance of any of the Services called for by this Agreement, or any gross negligence or intentional misconduct in connection with such performance at Consultant’s facility.

(b) Indemnification by Company. Company shall, at its own expense, defend, indemnify and hold harmless Consultant from and against any and all liabilities, claims, actions, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) relating to or arising out of Company’s actual or alleged gross negligence or intentional misconduct in connection with the performance of its obligations under this Agreement the development, sale or use of any product under this Agreement by or on behalf of Company.

13.                  Limit of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER CONSULTANT NOR COMPANY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES. THE FOREGOING LIMITATION DOES NOT APPLY TO CONSULTANT’S OBLIGATIONS OF CONFIDENTIALITY UNDER SECTIONS 2 AND 3 OR INDEMNITY UNDER SECTION 12.

14.                  Independent Contractor. Consultant is an independent contractor of Company. Consultant understands and agrees that Consultant shall not be considered as having employee status with Company and Consultant will not participate in any plans, arrangements, or distributions by Company pertaining to or in connection with any pension, stock, bonus, profit-sharing, or other benefit program Company may have for its employees. Consultant has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of Company.

15.                  Miscellaneous Provisions.

(a) Assignment and Delegation. Company’s rights under this Agreement shall be assignable, and its duties may be delegated. Consultant’s rights under this Agreement shall not be assignable nor shall Consultant’s duties be delegated without the prior written consent of Company which consent shall not be unreasonably withheld. For the purposes of this agreement, a change in control of the Consultant, whether through merger with another entity, or the acquisition of or by another company, shall not constitute a sublicense or transfer of said license, and shall not require written approval of the Company so long as the primary owner of Consultant on the date this agreement is executed shall remain an active principle of the surviving entity. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties and their successors in interest and permitted assignees, any rights or remedies resulting from this Agreement unless so stated to the contrary.

(b) Prior Disclosures. The parties agree this Agreement shall apply to any Confidential Information that may have been provided to Consultant by Company, prior to the Effective Date hereof.

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

(c) Severability. This Agreement is intended to be valid and enforceable in accordance with its terms to the fullest extent permitted by law. If any provision of this Agreement is held to be void, invalid, unenforceable or inoperative, by any court of competent jurisdiction, such event shall not affect the validity or enforceability of any and all other provisions hereof, which shall continue and remain in full force and effect as though such void, invalid, unenforceable or inoperative provision had not been a part of this Agreement.

(d) Notice. All notices, requests, demands and other communications shall be in writing and shall be deemed to have been duly given if delivered or if mailed, to the parties at the addresses indicated below their respective signatures on the last page hereof (or at such other address as shall be given in writing by either party to the other) by United States certified or registered mail, prepaid, return receipt requested.

(e) Successors and Assigns. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

(f) Amendments. This Agreement shall not be modified, amended, changed, supplemented or in any way altered, nor may any obligations hereunder be waived or extensions of time for performance granted, except by an instrument in writing signed by duly authorized agents of Company and Consultant.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Entire and Sole Agreement. This Agreement constitutes the entire understanding and final expression of the agreement between the parties regarding the subject matter of this Agreement and supersedes any and all prior or contemporaneous oral or written communications regarding it, all of which are merged herein and may not be contradicted by evidence of any prior or contemporaneous agreement. Each of the Exhibits and Schedules referred to in this Agreement is incorporated into this Agreement by this reference. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement.

(i) Survival. The confidentiality obligation set forth herein shall survive any termination or expiration of this Agreement.

(j) Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware excluding the choice-of-law provisions of such laws, the Uniform Commercial Code on the Sale of Goods, and the United Nations Convention on Contracts for the International Sale of Goods. In the event a judicial proceeding is necessary, the sole forum for resolving disputes arising under or relating to this Agreement are the state and/or federal courts of Delaware, and the parties hereby consent to the jurisdiction of such courts, and that venue shall be proper in such courts.

(k) Attorneys Fees. In the event any declaratory or other legal or equitable action is instituted between any of the parties in connection with this Agreement, then, as between the parties hereto, the prevailing party shall be entitled to recover from the losing party all of its costs,

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

fees and expenses, including, without limitation, court costs and reasonable attorneys’ fees (“Costs”). In addition, without limitation, should any judgment be enforced or collected relating to any dispute regarding this Agreement, the prevailing party shall be entitled to all of its Costs reasonably necessary to enforce or collect such judgment. The “prevailing party” means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. Further, in the event of any default by a party under this Agreement, such defaulting party shall pay all the expenses and attorneys’ fees incurred by the other party in connection with such default, whether or not any litigation is commenced.

(l) Covenant Not to Bring Claims. Consultant agrees and covenants not to bring any claim against Company for any infringement of Consultant’s rights for any use or exploitation by Company of any of the Inventions, Other Invention, Work or products for which the Company affirmatively exercised its rights to license.

(m) Waivers and Extensions. Waivers or extensions may be given or withheld in the sole and absolute discretion of the party who is requested to grant the waiver or extension, but to make such a waiver effective it must be made in writing. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

[Signature Page Follows]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Confidential Treatment Requested

WHEREFORE, by their signature below, the parties acknowledge that they have reviewed carefully what has been expressed in this document, which they understand is a legally binding document, and that the understandings and agreements expressed in this document are binding upon them.

COMPANY

OBAGI MEDICAL PRODUCTS, INC.

Signature:	/s/ STEVE CARLSON

Printed Name:	STEVE CARLSON

Title:	PRESIDENT

Address:	310 Golden Shore, Suite 100,
Long Beach, CA 90802

CONSULTANT

JOSE RAMIREZ

Signature:	/s/ Jose E Ramirez

Printed Name:	Jose E Ramirez

Address:	18 Fox Court
Trumbull, CT 06611

JR CHEM LLC

Signature:	/s/ Jose E Ramirez

Printed Name:	Jose E Ramirez

Title:	Owner

Address:	116 A Research Drive
Milford, CT 06460

SIGNATURE PAGE

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

EXHIBIT A

Existing conflicting obligations of confidentiality to third parties:

Existing claims to proprietary rights:

Phoenix Brands, Stamford Connecticut, Household Products Development

Grant Industries (Manufacturer for Este Lauder), Cosmetic Aloe and Herbal Blends

Carruba Industries (Cosmetic herbal extracts for Avon Products and Pfizer)

Regulatory Affairs (Analgesic Development)

/s/ Jose E. Rameriz
(“Consultant”) Jose E. Rameriz
Date:	7/18/05

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Exhibit A-1

EXHIBIT B

1.             [***]

2.             [***]

3.             [***]

4.             Elastin regeneration products

5.             Obagi Pre/Post Procedure therapies

6.             Obagi Maintenance Systems

7.             [***]

8.             [***]

9.             [***]

10.          [***]

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Exhibit B-1